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                                                                  EXHIBIT 99.1



R & R RESOURCES, INC.
(Electronic Bulletin Board: RRRI)



CONTACT:
William David Batts
(915) 928-6089


                                                         FOR IMMEDIATE RELEASE

                         R & R RESOURCES INTENDS TO ACQUIRE SUBSURFACE ENERGY



     AUSTIN, TX, May 28, 1998.--R & R Resources, Inc., (EBB: RRRI) today announced an agreement in principle to acquire all of the outstanding shares of privately-held Subsurface Energy Corp. of Coleman, Texas.

     Subsurface Energy has 26 producing oil wells in addition to substantial oil and gas reserves in Coleman, Runnels and Tom Green Counties, Texas.

     The value of the proposed acquisition is subject to the final valuation by a third-party engineering firm and the approval of both companies' boards.

     R & R Resources, Inc. is an oil and gas development drilling company with interests primarily on producing and non-producing leases in Concho and Pecos Counties, Texas.